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                                                                    EXHIBIT 5.1


                   [DOW, LOHNES & ALBERTSON, PLLC LETTERHEAD]



                               December 20, 2002



Cox Communications, Inc.
1400 Lake Hearn Drive
Atlanta, Georgia  30319

         Re: Registration Statement on Form S-3 of Securities (as defined below) of Cox Communications, Inc. and preferred securities of Cox Trust I

                  -------------------------------------------------------------


Ladies and Gentlemen:

                  We have acted as special counsel to Cox Communications, Inc., a Delaware corporation ("Cox"), in connection with the preparation of the registration statement on Form S-3 and pre-effective amendment no. 1 to the registration statement (as amended by any prospectus supplements, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), to register the offering from time to time of (A) (i) debentures, notes, bonds or other evidences of indebtedness (the "Debt Securities"), (ii) Class A Common Stock, par value $1.00 per share (the "Common Stock") and (iii) Preferred Stock, par value $1.00 per share (the "Preferred Stock" and collectively, with the Common Stock and the Debt Securities, the "Securities") by Cox and (B) preferred securities of Cox Trust I, a Delaware business trust.

                  In preparing this opinion we have examined and reviewed such documents and made such investigations of law as we have considered necessary or appropriate to render the opinions expressed below. We have reviewed (a) the Registration Statement; (b) Cox's Amended Certificate of Incorporation, as amended, and Bylaws; (c) the Indenture entered into on June 27, 1995 by Cox and The Bank of New York ("BONY"), as Trustee, providing for the issuance of the Debt Securities (the "Indenture"); and (d) such other documents, corporate records, certificates of public officials, certificates of officers of the Company and other instruments relating to the authorization and issuance of the Securities as we deemed relevant or necessary for the opinion herein expressed. As to matters of fact relevant to our opinion, we have relied upon certificates of officers of Cox without further investigation.

                  In rendering this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective at the time the Securities are offered or issued as contemplated by the Registration
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Cox Communications, Inc.
December 20, 2002
Page 2


Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and shall have become effective; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

                  With respect to the foregoing documents, we have assumed (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above and such other documents as we have considered necessary or appropriate for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

                  Our opinion is limited to matters of law of the General Corporation Law of the State of Delaware and the United States of America, insofar as such laws apply, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

                  Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that:

                  (1) The Debt Securities, subject to the Registration Statement becoming effective and any applicable state securities or Blue Sky laws being complied with, when duly authorized for issuance and when the terms thereof and their issue and sale have been duly established, upon issuance and delivery thereof as set forth in the Registration Statement, and upon receipt by Cox of the purchase price thereof, will be validly issued and will constitute valid and binding obligations of Cox, subject, as to enforcement,
(a) to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium (whether general or specific) and other laws relating to or affecting creditors' rights or the relief of debtors generally and (b) to general principles of equity and judicial discretion. We also express no opinion concerning the enforceability of waivers of notice or of any other waiver of stay, extension or usury laws.

                  (2) When (a) the Preferred Stock is duly authorized for issuance, (b) the terms of the series of the Preferred Stock and their issue and sale have been duly established, and, if applicable, a deposit agreement has been duly authorized, executed and delivered by Cox and a depositary has been established in each case in conformity with Cox's Amended Certificate of Incorporation, as amended, and the laws of the State of Delaware, (c) a certificate of designations with respect to such
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Cox Communications, Inc.
December 20, 2002
Page 2


series of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, (d) the Registration Statement has become effective and any applicable state securities or Blue Sky laws have been complied with,
(e) the shares of such series of Preferred Stock have been issued and delivered as set forth in the Registration Statement, and (f) Cox has received the purchase price of such shares in accordance with the terms of their issue and sale, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

                  (3) The Common Stock, subject to the Registration Statement becoming effective and applicable Blue Sky laws being complied with, when duly authorized for issuance and when the terms of its issue and sale have been duly established, upon the issuance and delivery thereof as set forth in the Registration Statement, and upon the receipt by Cox of the purchase price thereof, will be validly issued, fully paid and nonassessable.

                  This opinion is as of the date hereof. We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and shall not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to or relied upon by any governmental agency or other person or other entity, without the prior written consent of this firm.

                  We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement; provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.


                                    DOW, LOHNES & ALBERTSON, PLLC


                                    By: /s/    Stuart A. Sheldon
                                       ----------------------------------------
                                       Stuart A. Sheldon
                                       Member